UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): March 26, 2020

WHITING PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Lincoln Street, Suite 4700 Denver, Colorado	80203-4547
(Address of principal executive offices)	(Zip Code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WLL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03.	Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On April 1, 2020, Whiting Petroleum Corporation (“Whiting”) and certain of its subsidiaries (together with Whiting, the “Company”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Company has filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re Whiting Petroleum Corporation, et al.

The Company will continue to operate its businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Restructuring Term Sheet

Also on April 1, 2020, the Company announced that it had reached an agreement in principle with certain holders of (collectively, the “Consenting Creditors”) (i) the 1.25% Convertible Senior Notes due 2020 (the “2020 Notes”) issued pursuant to the Indenture, dated March 27, 2015 (the “2020 Notes Indenture”), among Whiting, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (ii) the 5.75% Senior Notes due 2021 (the “2021 Notes”) issued pursuant to the Indenture, dated September 12, 2013 (the “Base Indenture”), among Whiting, Whiting Oil and Gas Corporation (“Whiting Oil and Gas”) and the Trustee, as supplemented by the Second Supplemental Indenture, dated September 12, 2013, among Whiting, Whiting Oil and Gas and the Trustee, as amended (together with the Base Indenture, the “2021 Notes Indenture”), (iii) the 6.25% Senior Notes due 2023 (the “2023 Notes”) issued pursuant to the Base Indenture, as supplemented by the Fourth Supplemental Indenture, dated March 27, 2015, among Whiting, the guarantors party thereto and the Trustee (together with the Base Indenture, the “2023 Notes Indenture”) and/or (iv) the 6.625% Senior Notes due 2026 (the “2026 Notes” and, together with the 2020 Notes, the 2021 Notes and the 2023 Notes, the “Senior Unsecured Notes”) issued pursuant to the Base Indenture, as supplemented by the Fifth Supplemental Indenture, dated December 27, 2017, among Whiting, the guarantors party thereto and the Trustee (together with the Base Indenture, the “2026 Notes Indenture”), regarding a term sheet (the “Restructuring Term Sheet”) governing the terms of a restructuring (the “Restructuring”) that would be supported by the Consenting Creditors. The Restructuring Term Sheet contemplates that the Company will implement the Restructuring pursuant to a consensual plan of reorganization (the “Plan”) and the various related transactions set forth in or contemplated by the Restructuring Term Sheet.

Pursuant to the terms of the Restructuring Term Sheet, below is a summary of the treatment that the stakeholders of the Company would receive under the Plan:

•	Holders of RBL Facility Claims. The holders of obligations under the Seventh Amended and Restated Credit Agreement, dated as of April 12, 2018, among Whiting, Whiting Oil and Gas, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the various other agents party thereto, as amended (the “RBL Facility”), would have such obligations refinanced or repaid in full in cash upon the Company’s emergence from chapter 11.

•	Holders of Senior Unsecured Notes. The holders of the Company’s Senior Unsecured Notes would receive 97% of the Company’s reorganized equity interests. The Company and the Consenting Creditors will discuss whether any new debt should also be issued by the reorganized Company to holders of the Notes depending on market conditions.

•	Trade and Other Claims. The holders of the Company’s other secured, priority, and general unsecured claims would receive payment in full in cash following emergence; provided that the treatment of general unsecured claims remains the subject of ongoing negotiations between the Company and the Consenting Creditors.

•	Existing Equity Holders. The holders of the Company’s existing stock would receive (a) 3% of the Company’s reorganized equity interests and (b) warrants on the terms set forth in the Restructuring Term Sheet.

Although the Company intends to pursue the restructuring contemplated by the Restructuring Term Sheet, there can be no assurance that the Company will be successful in completing a restructuring or any other similar transaction on the terms set forth in the Restructuring Term Sheet, on different terms or at all.

The foregoing description of the Restructuring Term Sheet does not purport to be complete and is qualified by reference to the full text of the Restructuring Term Sheet, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•	$189.1 million in outstanding aggregate principal amount of the 2020 Notes issued under the 2020 Notes Indenture.

•	$773.6 million in outstanding aggregate principal amount of the 2021 Notes issued under the 2021 Notes Indenture.

•	$408.3 million in outstanding aggregate principal amount of the 2023 Notes issued under the 2023 Notes Indenture.

•	$1.0 billion in outstanding aggregate principal amount of the 2026 Notes issued under the 2026 Notes Indenture.

•	$1.1 billion in outstanding aggregate principal amount under the RBL Facility.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2020, the Compensation Committee of the Board of Directors of the Company (the “Committee”) revised the Company’s variable compensation program in response to the unprecedented combination of circumstances affecting the E&P industry, including the oil price war between Saudi Arabia and Russia and the COVID-19 pandemic. In implementing these changes, the Committee observed that macro conditions had rendered obsolete the Company’s previously adopted 2020 variable compensation program and made it virtually impossible to adopt new performance metrics. Accordingly, the Committee approved a change in the program for delivery of variable compensation to all employees throughout the Company. This change is intended to align the interests of the Company and its employees even though the current environment makes it virtually impossible to establish and achieve reasonable performance metrics. Under the revised program, each full-time employee of the Company will be eligible to receive total payments in an amount that does not exceed that employee’s target variable compensation (i.e., 2020 target annual bonus and 2020 target long-term incentive award). Most employees will earn 25% of their target amount as of each of March 31, June 30, October 31 and December 31, 2020 if the employee is then employed by the Company. The target amount for our named executive officers and certain other executives will be paid immediately, subject to a requirement to repay 100% of the payment (on an after-tax basis) if the executive voluntarily terminates without Good Reason or is terminated for Cause (as such terms are defined in the program documentation) before the earlier of March 30, 2021 or the completion of the Chapter 11 Cases. The total amounts payable to our named executive officers under the revised program are: $6,397,750 for Bradley J. Holly, Chairman, President and Chief Executive Officer, $2,200,000 for Correne S. Loeffler, Chief Financial Officer, $2,887,500 for Charles J. Rimer, Chief Operating Officer, $1,051,668 for Timothy M. Sulser, Chief Strategy Officer and $2,046,000 for Bruce R. DeBoer, Chief Administrative Officer, General Counsel and Secretary. As a condition to receiving any award, our named executive officers must waive participation in the Company’s 2020 annual bonus plan and forfeit all equity-related awards previously made in 2020. This new compensation program, including the clawback and retention features, is intended to ensure the stability and continuity of the Company’s workforce and eliminate any potential misalignment of interests that would likely arise if existing performance metrics were retained and/or new performance metrics were established at a volatile and uncertain time.

On March 31, 2020, William N. Hahne provided notice that he had resigned as a director of the Company effective on such date. Mr. Hahne’s decision to resign as a director of the Company was not the result of any disagreement with the Company on any matter relating to the operations, internal controls, policies or practices of the Company.

On March 28, 2020, the Company determined the employment of Timothy M. Sulser, Chief Strategy Officer of the Company, would end on March 31, 2020.

Item 7.01.	Regulation FD Disclosure.

Press Release

In connection with the filing of the Chapter 11 Cases, Whiting issued a press release on April 1, 2020, a copy of which is attached to this Form 8-K as Exhibit 99.2.

Cleansing Material

Prior to the filing of the Chapter 11 Cases, the Company entered into confidentiality agreements (collectively, the “NDAs”) with the Consenting Creditors. Pursuant to the NDAs, the Company agreed to publicly disclose certain information, including material non-public information disclosed to the Consenting Creditors (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Form 8-K as Exhibit 99.3.

The information included in this Form 8-K under Item 7.01 and Exhibits 99.2 and 99.3 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claim agent, Stretto, at http://cases.stretto.com/whitingpetroleum, or by calling (800) 330-2531 (toll-free).

Item 8.01.	Other Events.

Annual Meeting

The Company previously disclosed that it intended to hold its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) on May 1, 2020. In consideration of the Chapter 11 Cases, the Company has determined to cancel the 2020 Annual Meeting, with a new date for such meeting to be set at a later date, as required.

Cautionary Note Regarding Whiting’s Common Stock

Whiting cautions that trading in Whiting’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for Whiting’s securities may bear little or no relationship to the actual recovery, if any, by holders of Whiting’s securities in the Chapter 11 Cases. Whiting expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward Looking Statements

This Current Report on Form 8-K contains certain statements that Whiting believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. These risks and uncertainties include, but are not limited to: the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; declines in, or extended periods of low, oil, NGL or natural gas prices; Whiting’s level of success in exploration, development and production activities; risks related to Whiting’s level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under Whiting’s credit agreement and Whiting’s ability to generate sufficient cash flow from operations to service its indebtedness; the ability to generate sufficient cash flows from operations to meet the internally funded portion of Whiting’s capital expenditures budget; the ability to obtain external capital to finance exploration and development operations; the impact of negative shifts in investor sentiment towards the oil and gas industry; impacts resulting from the allocation of resources among Whiting’s strategic opportunities; the geographic concentration of Whiting’s operations; impacts to financial statements as a result of impairment write-downs and other cash and noncash charges; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; inaccuracies of Whiting’s reserve estimates or assumptions underlying them; the timing of exploration and development expenditures; risks relating to decreases in Whiting’s credit rating; the inability to access oil and gas markets due to market conditions or operational impediments; market availability of, and risks associated with, transport of oil and gas; the ability to successfully complete asset dispositions and the risks related thereto; the ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; weakened differentials impacting the price Whiting receives for oil and natural gas; risks relating to any unforeseen liabilities; the impacts of hedging on Whiting’s results of operations; adverse weather conditions that may negatively impact development or production activities; uninsured or underinsured losses resulting from Whiting’s oil and gas operations; lack of control over non-operated properties; failure of Whiting’s properties to yield oil or gas in commercially viable quantities; the impact and costs of compliance with laws and regulations governing Whiting’s oil and gas operations; the potential impact of changes in laws that could have a negative effect on the oil and gas industry; impacts of local regulations, climate change issues, negative public perception of Whiting’s industry and corporate governance standards; the ability to replace Whiting’s oil and natural gas reserves; negative impacts from litigation and legal proceedings; unforeseen underperformance of or liabilities associated with acquired properties or other strategic partnerships or investments; competition in the oil and gas industry; any loss of Whiting’s senior management or technical personnel; cybersecurity attacks or failures of Whiting’s telecommunication and other information technology infrastructure; and other risks described under the caption “Risk Factors” in Item 1A of Whiting’s Annual Report on Form 10-K for the period ended December 31, 2019 and any subsequent reports on Form 10-Q. Whiting assumes no obligation, and disclaim any duty, to update the forward-looking statements in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Shell Company Transactions. Not Applicable.

(d)	Exhibits:

(99.1)	Restructuring Term Sheet, dated April 1, 2020.

(99.2)	Press Release of Whiting Petroleum Corporation, dated April 1, 2020.

(99.3)	Lender Cleansing Materials.

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

99.1	Restructuring Term Sheet, dated April 1, 2020.

99.2	Press Release of Whiting Petroleum Corporation, dated as of April 1, 2020.

99.3	Lender Cleansing Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2020

WHITING PETROLEUM CORPORATION

By:	/s/ Correne S. Loeffler
Name:	Correne S. Loeffler
Title:	Chief Financial Officer